EXHIBIT 99.1

NEWS RELEASE
Ducommun Reports Results for the
Fourth Quarter Ended December 31, 2018
Revenue $164 Million; Gross Margin 19.9%; Backlog* $864 Million
SANTA ANA, California (February 28, 2019) – Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today reported results for its fourth quarter and year ended December 31, 2018.
Fourth Quarter 2018 Highlights

•	Revenue of $164.2 million

•	GAAP net income of $0.7 million, or $0.06 per diluted share

•	Adjusted net income for the quarter of $5.2 million, or $0.44 per diluted share

•	Gross margin increased 180 basis points year-over-year to 19.9%

•	Adjusted EBITDA of $19.4 million
“I am happy to report that Ducommun had a strong finish to 2018,” said Stephen G. Oswald, chairman, president, and chief executive officer. “Fourth quarter revenue grew significantly, up 15% year-over-year, to $164 million, gross margins posted an impressive improvement to 19.9%, and the backlog* rose to $864 million, which is a new all-time record, and up over $125 million from the end of 2017. We also completed our restructuring activities on time and as committed, without any customer disruptions, positioning us as leaner and better-focused on the Company’s core capabilities and platforms. The success last year was also indicative of the many actions taken to improve the leadership, streamline our operations, increase capacity utilization, and reflects the hard work and dedication of our team members in serving customers and reaching our goals. In addition, we’ve strengthened our position as a leading electronics and structural provider to the world’s top commercial aerospace and defense platforms by leveraging innovation and recent acquisitions to win business and penetrate new markets. As we begin 2019, I expect continued success in the marketplace and capturing more growth opportunities along with posting solid financial results.”
Fourth Quarter Results
Net revenue for the fourth quarter of 2018 was $164.2 million, compared to $142.3 million for the fourth quarter of 2017. The 15.4% increase year-over-year was due to the following:

•	$17.0 million higher revenue in the Company’s commercial aerospace end-use markets due to additional content and increasing build rates on the Company’s large aircraft platforms; and

•	$8.1 million higher revenue within the Company’s military and space end-use markets due to increased shipments on the Company’s missile platforms; partially offset by

•	$3.2 million lower revenue within the Company’s industrial end-use markets.
Net income for the fourth quarter of 2018 was $0.7 million, or $0.06 per diluted share, compared to $9.5 million, or $0.82 per diluted share, for the fourth quarter of 2017. The year-over-year decrease was due to a tax benefit of $14.5 million in the prior year period as a result of the 2017 Tax Cuts and Jobs Act. This decrease was partially offset by higher gross profit of $6.9 million due to higher revenue and improved operating performance, and lower restructuring charges of $4.9 million, of which $0.5 million was included in cost of sales in the prior year.

Gross profit for the fourth quarter of 2018 was $32.7 million, or 19.9% of revenue, compared to gross profit of $25.8 million, or 18.1% of revenue, for the fourth quarter of 2017. The increase in gross margin percentage year-over-year was due to lower compensation and benefits costs, favorable product mix, and favorable manufacturing volume, partially offset by an increase in other manufacturing costs.
Operating income for the fourth quarter of 2018 was $6.3 million, or 3.8% of revenue, compared to an operating loss of $(2.6) million, or (1.8)% of revenue, in the comparable period last year. The year-over-year improvement in operating income of $8.9 million was due to higher revenue and lower restructuring charges of $4.9 million, of which $0.5 million was included in cost of sales in the prior year, partially offset by higher SG&A expenses of $2.5 million.
Interest expense for the fourth quarter of 2018 was $3.8 million compared to $2.8 million in the comparable period of 2017. The year-over-year increase was due to a higher debt balance as a result of the acquisition of Certified Thermoplastics Co., LLC (“CTP”) in April 2018 and higher interest rates.
Adjusted EBITDA for the fourth quarter of 2018 was $19.4 million, or 11.8% of revenue, compared to $13.8 million, or 9.7% of revenue, for the comparable period in 2017.
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and firm delivery dates of 24 months or less. Backlog as of December 31, 2018 was $864.4 million compared to $726.5 million as of December 31, 2017. Under ASC 606, the Company defines remaining performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 were $722.8 million.
Business Segment Information
Electronic Systems
Electronic Systems reported net revenue for the current quarter of $85.3 million, compared to $77.2 million for the fourth quarter of 2017. The year-over-year increase was due to the following:

•	$6.8 million higher revenue within the Company’s commercial aerospace end-use markets due to additional content and higher build rates on the Company’s large aircraft platforms; and

•	$4.5 million higher revenue within the Company’s military and space end-use markets due to increased demand, which favorably impacted the Company’s missile platforms; partially offset by

•	$3.2 million lower revenue within the Company’s industrial end-use markets.
Electronic Systems operating income for the current year fourth quarter of $7.5 million, or 8.7% of revenue, compared to $6.9 million, or 8.9% of revenue, for the comparable quarter in 2017. The year-over-year increase was due to lower inventory purchase accounting adjustments of $1.2 million, partially offset by higher restructuring charges of $1.2 million.
Structural Systems
Structural Systems reported net revenue for the current quarter of $78.9 million, compared to $65.1 million for the fourth quarter of 2017. The year-over-year increase was due to the following:

•	$10.2 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates on the Company’s large aircraft platforms; and

•	$3.6 million higher revenue within the Company’s military and space end-use markets due to increased shipments on the Company’s rotary-wing aircraft platforms.
Structural Systems operating income for the current-year fourth quarter was $5.7 million, or 7.2% of revenue, compared to an operating loss of $(2.6) million, or (4.0)% of revenue, for the fourth quarter of 2017. The year-over-year increase was due to lower restructuring charges of $4.7 million and improved operating performance.
Corporate General and Administrative (“CG&A”) Expense
CG&A expense for the fourth quarter of 2018 was $6.9 million, or 4.2% of total Company revenue, compared to $6.9 million, or 4.8% of total Company revenue, in the comparable quarter in the prior year. The CG&A expense was essentially flat in the current year quarter due to higher compensation and benefit costs of $0.8 million and higher other debt refinancing costs of $0.7 million, partially offset by lower restructuring charges of $1.5 million.

Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Douglas L. Groves, the Company’s vice president, chief financial officer and treasurer, will be held today, February 28, 2019 at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 7476038. Mr. Oswald and Mr. Groves will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes.
This call is being webcast and can be accessed directly at the Ducommun website at www.ducommun.com. Conference call replay will be available after that time at the same link or by dialing 855-859-2056, passcode 7476038.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit www.ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance, the Company’s restructuring plan and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and through the Company’s website).

Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense [benefit], depreciation, amortization, stock-based compensation expense, restructuring charges, inventory purchase accounting adjustments, loss on extinguishment of debt, and other debt refinancing costs). In addition, certain prior period amounts have been reclassified to conform to current year's presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and firm delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the backlog amount disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACTS:

Douglas L. Groves, Vice President, Chief Financial Officer and Treasurer, 657.335.3665
Chris Witty, Investor Relations, 646.438.9385, cwitty@darrowir.com
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$10,263	$2,150
Accounts receivable, net	67,819	74,064
Contract assets	86,665	—
Inventories	101,125	122,161
Production cost of contracts	11,679	11,204
Other current assets	9,839	11,435
Total Current Assets	287,390	221,014
Property and Equipment, Net	107,045	110,252
Goodwill	136,057	117,435
Intangibles, Net	112,092	114,693
Non-Current Deferred Income Taxes	308	261
Other Assets	5,251	3,098
Total Assets	$648,143	$566,753
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$69,274	$51,907
Contract liabilities	17,145	—
Accrued liabilities	37,786	28,329
Current portion of long-term debt	2,330	—
Total Current Liabilities	126,535	80,236
Long-Term Debt, Less Current Portion	226,961	216,055
Non-Current Deferred Income Taxes	18,070	15,981
Other Long-Term Liabilities	19,752	18,898
Total Liabilities	391,318	331,170
Commitments and Contingencies
Shareholders’ Equity
Common stock	114	113
Additional paid-in capital	83,712	80,223
Retained earnings	180,356	161,364
Accumulated other comprehensive loss	(7,357)	(6,117)
Total Shareholders’ Equity	256,825	235,583
Total Liabilities and Shareholders’ Equity	$648,143	$566,753

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Quarterly Information Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net Revenues	$164,183	$142,258	$629,307	$558,183
Cost of Sales	131,486	116,486	506,711	455,050
Gross Profit	32,697	25,772	122,596	103,133
Selling, General and Administrative Expenses	22,531	20,064	84,007	79,139
Restructuring Charges	3,887	8,296	14,671	8,360
Operating Income (Loss)	6,279	(2,588)	23,918	15,634
Interest Expense	(3,838)	(2,826)	(13,024)	(8,870)
Loss on Extinguishment of Debt	(926)	—	(926)	—
Other Income, Net	276	357	303	845
Income (Loss) Before Taxes	1,791	(5,057)	10,271	7,609
Income Tax Expense (Benefit)	1,118	(14,541)	1,236	(12,468)
Net Income	$673	$9,484	$9,035	$20,077
Earnings Per Share
Basic earnings per share	$0.06	$0.84	$0.79	$1.78
Diluted earnings per share	$0.06	$0.82	$0.77	$1.74
Weighted-Average Number of Common Shares Outstanding
Basic	11,415	11,246	11,390	11,290
Diluted	11,713	11,504	11,659	11,558

Gross Profit %	19.9%	18.1%	19.5%	18.5%
SG&A %	13.7%	14.1%	13.3%	14.2%
Operating Income (Loss) %	3.8%	(1.8)%	3.9%	2.8%
Net Income %	0.4%	6.7%	1.4%	3.6%
Effective Tax (Benefit) Rate	62.4%	(287.5)%	12.0%	(163.8)%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(In thousands)

	Three Months Ended					Years Ended
	% Change	December 31, 2018	December 31, 2017	% of Net Revenues 2018	% of Net Revenues 2017	% Change	December 31, 2018	December 31, 2017	% of Net Revenues 2018	%of Net Revenues 2017
Net Revenues
Electronic Systems	10.5%	$85,262	$77,170	51.9%	54.2%	6.7%	$337,868	$316,723	53.7%	56.7%
Structural Systems	21.3%	78,921	65,088	48.1%	45.8%	20.7%	291,439	241,460	46.3%	43.3%
Total Net Revenues	15.4%	$164,183	$142,258	100.0%	100.0%	12.7%	$629,307	$558,183	100.0%	100.0%
Segment Operating Income (Loss)
Electronic Systems		$7,453	$6,856	8.7%	8.9%		$30,916	$31,236	9.2%	9.9%
Structural Systems		5,683	(2,592)	7.2%	(4.0)%		19,063	5,790	6.5%	2.4%
		13,136	4,264				49,979	37,026
Corporate General and Administrative Expenses (1)		(6,857)	(6,853)	(4.2)%	(4.8)%		(26,061)	(21,392)	(4.1)%	(3.8)%
Total Operating Income (Loss)		$6,279	$(2,589)	3.8%	(1.8)%		$23,918	$15,634	3.8%	2.8%
Adjusted EBITDA
Electronic Systems
Operating Income (Loss)		$7,453	$6,856				$30,916	$31,236
Other Income		92	357				119	645
Depreciation and Amortization		3,201	3,681				14,223	13,888
Restructuring Charges		2,370	1,190				4,776	1,190
Inventory Purchase Accounting Adjustments		—	1,111				—	1,235
		13,116	13,195	15.4%	17.1%		50,034	48,194	14.8%	15.2%
Structural Systems
Operating Income (Loss)		5,683	(2,592)				19,063	5,790
Other Income		184	—				184	200
Depreciation and Amortization		3,015	1,981				10,525	8,860
Restructuring Charges		1,149	5,802				7,897	5,866
Inventory Purchase Accounting Adjustments		—	—				622	—
		10,031	5,191	12.7%	8.0%		38,291	20,716	13.1%	8.6%
Corporate General and Administrative Expenses (1)
Operating loss		(6,857)	(6,853)				(26,061)	(21,392)
Depreciation and Amortization		445	34				548	97
Stock-Based Compensation Expense		1,626	411				5,040	4,675
Restructuring Charges		321	1,782				2,119	1,782
Other Debt Refinancing Costs		697	—				697	—
		(3,768)	(4,626)				(17,657)	(14,838)
Adjusted EBITDA		$19,379	$13,760	11.8%	9.7%		$70,668	$54,072	11.2%	9.7%

Capital Expenditures
Electronic Systems		$1,628	$763				$6,719	$5,019
Structural Systems		2,539	3,462				9,104	20,679
Corporate Administration		139	—				514	775
Total Capital Expenditures		$4,306	$4,225				$16,337	$26,473

(1)	Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME AND AS A PERCENTAGE OF NET REVENUES RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended		Years Ended
GAAP To Non-GAAP Net Revenues	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Total Ducommun Net Revenues	$164,183	$142,258	$629,307	$558,183
Effect of Adoption of ASC 606	1,584	—	(15,712)	—
Adjusted Total Ducommun Net Revenues	$165,767	$142,258	$613,595	$558,183

Electronic Systems Net Revenues	$85,262	$77,170	$337,868	$316,723
Effect of Adoption of ASC 606	3,128	—	(7,120)	—
Adjusted Electronic Systems Net Revenues	$88,390	$77,170	$330,748	$316,723

Structural Systems Net Revenues	$78,921	$65,088	$291,439	$241,460
Effect of Adoption of ASC 606	(1,544)	—	(8,592)	—
Adjusted Structural Systems Net Revenues	$77,377	$65,088	$282,847	$241,460

	Three Months Ended				Years Ended
GAAP To Non-GAAP Operating Income	December 31, 2018	December 31, 2017	% of Net Revenues 2018	% of Net Revenues 2017	December 31, 2018	December 31, 2017	% of Net Revenues 2018	% of Net Revenues 2017
GAAP Operating income	$6,279	$(2,589)			$23,918	$15,634

GAAP Operating income - Electronic Systems	$7,453	$6,856			$30,916	$31,236
Adjustments:
Effect of Adoption of ASC 606	(460)	—			(2,370)	—
Restructuring charges	2,370	1,190			4,776	1,190
Inventory purchase accounting adjustments	—	1,111			—	1,235
Adjusted operating income - Electronic Systems	9,363	9,157	10.6%	11.9%	33,322	33,661	10.1%	10.6%

GAAP Operating income - Structural Systems	5,683	(2,592)			19,063	5,790
Adjustments:
Effect of Adoption of ASC 606	1,435	—			(1,884)	—
Restructuring charges	1,149	5,802			7,897	5,866
Inventory purchase accounting adjustments	—	—			622	—
Adjusted operating income - Structural Systems	8,267	3,210	10.7%	4.9%	25,698	11,656	9.1%	4.8%

GAAP Operating loss - Corporate	(6,857)	(6,853)			(26,061)	(21,392)
Adjustment:
Restructuring charges	321	1,782			2,119	1,782
Other debt refinancing costs	697	—			697	—
Adjusted operating loss - Corporate	(5,839)	(5,071)			(23,245)	(19,610)
Total adjustments	5,512	9,885			11,857	10,073
Adjusted operating income	$11,791	$7,296	7.1%	5.1%	$35,775	$25,707	5.8%	4.6%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Years Ended
GAAP To Non-GAAP Earnings	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP Net income	$673	$9,484	$9,035	$20,077
Adjustments:
Tax Cuts Jobs Act (1)(3)	—	(12,590)	—	(12,590)
Restructuring charges (2)(3)	3,187	6,879	12,277	6,929
Inventory purchase accounting adjustments (2)(3)	—	871	516	968
Loss on extinguishment of debt (2)	769	—	769	—
Other debt refinancing costs (2)	579	—	579	—
Total adjustments	4,535	(4,840)	14,141	(4,693)
Adjusted net income	$5,208	$4,644	$23,176	$15,384

	Three Months Ended		Years Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP Diluted Earnings Per Share (“EPS”)	$0.06	$0.82	$0.77	$1.74
Adjustments:
Tax Cuts Jobs Act (1)(3)	—	(1.10)	—	(1.09)
Restructuring charges (2)(3)	0.27	0.60	1.05	0.60
Inventory purchase accounting adjustments (2)(3)	—	0.08	0.05	0.08
Loss on extinguishment of debt (2)	0.06	—	0.07	—
Other debt refinancing costs (2)	0.05	—	0.05	—
Total adjustments	0.38	(0.42)	1.22	(0.41)
Adjusted Diluted EPS	$0.44	$0.40	$1.99	$1.33

Shares used for adjusted diluted EPS	11,713	11,504	11,659	11,558

(1)	Net impact of Tax Cuts Jobs Act and $0.5 million in 2016 state income tax adjustments.

(2)	Includes tax rate of 17.0% for 2018 adjustments.

(3)	Includes tax rate of 21.6% for 2017 adjustments.